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                                                                    EXHIBIT 99.1

                               VIRBAC CORPORATION

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

1.    Purpose of the Charter

      The purpose of this Charter (the "Charter") of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Virbac Corporation (the "Company") is to establish membership requirements for the Committee and to assist the Committee in complying with its duties under applicable laws and regulations by establishing minimum procedures and standards for Committee actions.

2.    Committee Composition

      (a) Composition. The Committee shall consist of at least three (3) members of the Board who satisfy the requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the rules promulgated by the Securities and Exchange Commission (the "SEC") in connection with the Sarbanes-Oxley Act and the rules promulgated for companies listed on the NASDAQ National Market.

      (b) Appointment; Removal. The Committee members shall be appointed by the Board, upon the recommendation of the Nominating Committee of the Board, to serve, regardless of the duration of their term as a director, for a one (1) year term or until their successors shall be duly elected and qualified. Each Committee member may be removed by the Board, with or without reason, in the Board's sole discretion.

      (c)   Membership Requirements. Each Committee member must:

            (i) Qualify as an "independent" director under the rules applicable to companies listed on the NASDAQ National Market;

            (ii) Meet the criteria for audit committee independence set forth in Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

            (iii) Not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and

            (iv) Be financially literate, which shall mean, at a minimum, the ability to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement.

      (d) Financial Expert. The Committee shall designate one of its members as a financial expert (the "Financial Expert"). Prior to designating the Financial Expert, the Committee must make a determination that the individual so designated is financially sophisticated. Financial sophistication may be demonstrated by past employment experience in finance or accounting,

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            professional certification in accounting or other comparable experience or background, including current or past employment as a chief executive officer, chief financial officer or other senior financial officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under
            Item 401(h) of Regulation S-K is presumed to qualify as financially sophisticated.

      (e) Committee Chairman. The Board may designate a chairman of the Committee (the "Chairman"). If the Board does not designate a Chairman, the Committee members shall elect a Chairman by a vote of a majority of the Committee.

3.    Committee Meetings

      (a) In order to satisfy its obligation to oversee the accuracy and adequacy of the Company's financial reporting and disclosures, the Committee shall meet each quarter prior to the publication of the Company's quarterly earnings release. The Committee shall convene such number of additional meetings at such times as are necessary or appropriate to allow the Committee to fully discharge its duties and responsibilities as set forth herein. Each Committee member and either of the Company's Chief Executive Officer or Chief Financial Officer shall have the authority to call a meeting of the Committee. The notice of meeting need not state the purpose for which the meeting has been called. In order to transact business, at least two
            (2) Committee members must be present.

      (b) The Chairman shall be responsible for establishing the agenda for each meeting and shall coordinate the distribution of briefing and/or background material to the Committee members. Additional items may be added to the agenda at the request of any Committee member. Minutes of all meetings shall be prepared by or under the supervision of the Chairman and approved by the Committee. Meetings may be held via conference call or in person. The Committee may also act by unanimous written consent of the Committee members.

      (c) The Committee shall meet periodically as necessary, but no less than annually, with management, the director of the internal auditing department and the independent auditor, and as a Committee in separate executive sessions to discuss matters that the Committee, or any of these persons, believes should be discussed.

4.    Authority

      The Committee is empowered to:

      (a) Do all things necessary to fully discharge its duties as described herein.

      (b) Engage independent counsel, accountants and other advisers, as it determines necessary to carry out the responsibilities and duties of the Committee. The Committee shall inform the Board of any proposed engagement prior to such engagement.

      (c) Conduct or authorize any investigations into any matters within the Committee's scope of responsibilities.

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      (d)   Seek any information required by the Committee from employees (all of whom are directed to cooperate with the Committee's requests) or external parties.

      (e) Meet with Company officers, independent auditor, or outside counsel, as necessary.

5.    Responsibilities and Duties

      The Committee shall have the following responsibilities and duties:

      (a)   Internal Accounting Matters

            (i)   Internal Controls

                  (A) Consider the effectiveness and integrity of the Company's internal controls over financial reporting, including information technology security and control.

                  (B) Understand the scope of the independent auditor's review of the Company's internal controls over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

                  (C) Obtain and review reports from the Company's Chief Executive Officer and Chief Financial Officer concerning the responsibility for developing, and the adequacy of, the Company's system of internal controls over financial reporting, including the process used to correct any identified deficiencies in design or operation (which report may be the same report, if any, required to be included in the Company's Annual Report on Form 10-K) as well as any documentation developed to support the conclusions set forth in such report.

                  (D) Review, approve and monitor compliance with the Company's Code of Business Conduct and Ethics which includes Additional Standards for Financial Executives and an Accounting and Financial Reporting Integrity Policy.

            (ii)  Internal Audit

                  (A) Review and approve the Company's internal audit staff functions, including authority and organizational reporting lines as well as the annual audit plan and budget. Review the effectiveness of the Company's internal audit function, including compliance with all applicable standards for internal auditors.

                  (B) Meet with the Company's chief audit executive on a regular basis to ensure adequate oversight of the internal audit function.

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            (iii) Risk Management and Compliance

                  (A) Discuss policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor, control, mitigate and report such exposures.

                  (B) Review and understand the Company's Disclosure Controls and Procedures and meet at least annually with the Company's Chief Executive Officer and Chief Financial Officer to review the report prepared by the Compliance Committee responsible for maintaining the Company's Disclosure Controls and Procedures.

                  (C) Review the effectiveness of the system for monitoring compliance with applicable laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

                  (D) Review the findings of any examination by regulatory agencies and any auditor observations.

                  (E) Obtain regular updates from management and the Company's legal counsel regarding compliance matters that may have a material affect on any aspect of the Company's operations or financial performance, or that may affect the Company's financial reporting or other disclosure obligations.

      (b)   External Audit

            (i) The Committee has exclusive authority and responsibility to appoint, direct, establish the compensation of, oversee, and either retain or terminate the Company's independent auditor. As part of this authority and responsibility, the independent auditor must report directly to the Committee.

            (ii) In exercising its authority with respect to the Company's independent auditor, the Committee shall:

                  (A) Review and approve the scope, fees and terms of each audit engagement, which review shall include, without limitation, a review of the independent auditor's audit plan and matters related to staffing, reliance upon management and the internal audit and general audit approach.

                  (B) Pre-approve all audit and, using the procedure specified in Supplement A to this Charter, all non-audit services proposed to be performed by the Company's independent auditor.

                  (C) At least annually, obtain and review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent

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                        internal quality-control review, or peer review, of the
                        firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (iii) all relationships between the independent auditor and the Company.

                  (D) Evaluate the independent auditor's qualifications, experience, performance, and independence, taking into account the opinions of management and the Company's internal auditors.

                  (E) Ensure that it receives from the independent auditor the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 and take such other action and actions as it deems appropriate to oversee the independence of the independent auditor including, without limitation, engaging in a dialogue with the independent auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor.

                  (F) Review and evaluate the lead partner and manager of the independent auditor and assure the rotation of the lead audit partner every five (5) years, other audit partners every seven (7) years, and other audit personnel as required by law, and consider whether there should be regular rotation of the audit firm itself.

                  (G) Present its conclusions on the performance of the independent auditor to the Board.

            (iii) Review and approve or veto the Company's hiring of employees or former employees of the Company's independent auditor who participated in any capacity in the audits of the Company.

            (iv) Meet with the independent auditor on a regular basis to discuss any matters that the Committee or independent auditor believes should be discussed privately.

            (v) Resolve disagreements between the independent auditor, management and the Company's internal auditing staff regarding issues relating to critical accounting policies, material estimates and assumptions, other relevant accounting standards, and any other matters relating to the Company's financial reporting, the preparation of the Company's financial statements and periodic reports or such other related issues that the Committee deems to be within its purview.

      (c)   Financial Statements

            (i) Review the Company's annual audited financial statements and quarterly financial statements with management, internal auditors and the independent auditor before distributing or filing such statements with the SEC, and consider whether they are complete, consistent with

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                  information known to Committee members, and reflect
                  appropriate accounting principles. This review should include discussion with management and the Company's independent auditor regarding significant issues related to accounting principles, practices and judgments.

            (ii) Review the Company's periodic reports before they are filed with the SEC. This review should include discussion with management and the Company's independent auditor regarding the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            (iii) Review significant accounting and reporting issues, including complex or unusual transactions as well as any significant changes in the Company's selection or application of accounting principles and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

            (iv) Review with the independent auditor the results of the audit and any audit problems or difficulties and management's response. This review will include any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreement with management.

            (v) Discuss the Company's earnings press releases (particularly the use of "pro-forma", or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Company shall discuss any press release which contains financial information with the Committee Chairman prior to release. However, the Committee is not required to discuss and/or approve each release in advance.

            (vi) Receive and review (a) reports of the independent auditor regarding critical accounting policies and practices to be used; (b) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications of using such alternative treatments; (c) the reasonableness of all material estimates and judgments made by the Company in the preparation of its financial statements; and (d) other material written communications between the independent auditor and management, including any management representation letter, report on observations and recommendations on internal controls, schedule of unadjusted differences, and a listing of adjustments and reclassifications not recorded. Assess the quality, not just the acceptability, of the Company's accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

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      (d)   Reporting Responsibilities

            (i) Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditor, and the performance of the internal audit function.

            (ii) Provide an open avenue of communication between internal auditors, the external independent auditor, management and the Board.

            (iii) Prepare and publish an annual committee report in the
                  Company's proxy filing which report shall satisfy the requirements of the Exchange Act. This report shall describe, among other things, the Committee's composition, responsibilities and how they were discharged, and any other information required by law or rule, including approval of non-audit services.

            (iv) Review any other reports the Company issues that relate to Committee responsibilities.

            (v) Report all material findings and all recommendations that may arise at a meeting of the Committee to the entire Board. Such report shall be made at the Board meeting immediately following the relevant Committee meeting.

      (e)   Complaints and Concerns

            (i) Establish, maintain and monitor the effectiveness of, and compliance with, the general reporting procedure identified in the Company's Code of Business Conduct and Ethics as well as the Accounting and Financial Reporting Integrity Policy attached hereto and/or such additional and/or different procedures as the Committee may from time-to-time deem necessary or appropriate for the receipt, retention and treatment of questions, concerns, complaints or allegations relating to the Company's Code of Business Conduct and Ethics, Accounting and Financial Reporting Integrity Policy or other matters relating to the Company's accounting, internal audit, financial reporting, non-financial disclosures or audit.

            (ii) Take steps to insure that all of the Company's directors, officers and employees are aware of the obligation to report violations of the Company's Code of Business Conduct and Ethics and Accounting and Financial Reporting Integrity Policy (and any replacement or supplemental code or policy) as well as the procedures to be used to submit questions, concerns and reports thereunder on a confidential, anonymous basis.

            (iii) Implement and enforce protections for lawful employee actions regarding complaints and submissions under the above procedures.

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      (f)   Other Responsibilities of the Committee

            (i) Review and approve or disapprove: (A) all transactions between the Company and a Related Party, (B) all Company transactions in which a Related Party has a direct or indirect interest,
                  (C) any circumstances in which a Related Party may benefit, directly or indirectly, from a business opportunity of the type described as a "Corporate Opportunity" in the Company's Code of Business Conduct and Ethics, and (D) any actual or potential conflict of interest between the Company and a Related Party (including, but not limited to, the matters described under the heading "Conflicts of Interest" in the Company's Code of Business Conduct and Ethics). For purposes of this Charter, the term "Related Party" shall mean any of the Company's directors, officers or employees, or any family member or friend of a Company director, officer or employee. For purposes of this Section (f)(i), the term "Company" shall include the Company and any of its affiliates.

            (ii) Perform an annual evaluation of the Committee and the performance of its individual members.

            (iii) Review and assess the adequacy of this Charter annually, or more frequently as required by law, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulations. Publish this Charter at least every three (3) years in accordance with SEC regulations. Perform other activities related to this Charter as requested by the Board.

            (iv) Investigate any other matter brought to the Committee's attention within the scope of its duties which it deems appropriate for investigation.

            (v) Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation or By-laws and any other governing law, as the Committee or the Board deems necessary or appropriate.

6.    Scope

      While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to prepare the Company's financial statements, to certify that the Company's financial statements and disclosures are completely accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations, to plan or conduct the audit or to guarantee the independent auditor's report. These are the responsibilities of management and the independent auditor. The Committee is charged with the oversight roles for these functions as set out in this Charter.

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